UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

FOSSIL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On March 15, 2006, the Board of Directors (the “Board”) of Fossil, Inc. (the “Company”) approved certain changes to the cash compensation of non-employee directors of the Company recommended by the Nominating and Corporate Governance Committee of the Board. There were no changes made to the current equity compensation of non-employee directors under the Nonemployee Director Stock Option Plan, pursuant to which each non-employee director receives a grant of 5,000 non-qualified stock options on the date he becomes a director of the Company, and a grant of an additional 4,000 non-qualified stock options on the first day of each calendar year, as long as he is then serving as a non-employee director.

The new cash compensation program approved by the Board, effective as of January 1, 2006, is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  On March 15, 2006, the Board adopted amendments to Article VI, Sections 6.1 and 6.5 of the Company’s Bylaws and added a new Section 6.6, in order to provide for the issuance of uncertificated securities as well as certificated securities and to modify certain mechanical requirements regarding certificated securities. The amendment to the Bylaws, effective March 15, 2006, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                                 Amendment to Bylaws, effective as of March 15, 2006.

10.1                           Summary Sheet of Non-employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2006

FOSSIL, INC.

	By:	/s/ Mike L. Kovar

	Name:	Mike L. Kovar

	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws, effective as of March 15, 2006.

10.1	Summary Sheet of Non-employee Director Compensation